CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 27, 2024, relating to the financial statements and financial highlights of Ocean Park Tactical All Asset Fund (formerly known as Sierra Tactical All Asset Fund), Ocean Park Tactical Core Income Fund (formerly known as Sierra Tactical Core Income Fund), Ocean Park Tactical Municipal Fund (formerly known as Sierra Tactical Municipal Fund), Ocean Park Tactical Bond Fund (formerly known as Sierra Tactical Bond Fund), Ocean Park Tactical Risk Spectrum 50 Fund (formerly known as Sierra Tactical Risk Spectrum 50 Fund), Ocean Park Tactical Risk Spectrum 30 Fund (formerly known as Sierra Tactical Risk Spectrum 30 Fund), Ocean Park Tactical Risk Spectrum 70 Fund (formerly known as Sierra Tactical Risk Spectrum 70 Fund), and Ocean Park Tactical Core Growth Fund, each a series of Northern Lights Fund Trust, which are included in Form N-CSR for the year ended September 30, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Policies and Procedures for Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, LTD.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

January 27, 2025